News Release

Amkor Technology Reports Financial Results for the Third Quarter 2018

Third Quarter Highlights

•	Third quarter net sales $1,144 million, up 7% sequentially

•	Net Income $57 million, earnings per diluted share $0.24

•	EBITDA $235 million, up 13% sequentially

•	Completed debt refinancing, reducing interest expense by $11 million annually

TEMPE, Ariz. - October 29, 2018 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2018.

"Third quarter revenue grew 7% sequentially, reflecting strength in mobile communications," said Steve Kelley, Amkor's CEO.

Results	Q3 2018	Q2 2018	Q3 2017
	($ in millions, except per share data)
Net sales	$1,144	$1,066	$1,149
Gross margin	17.5%	15.9%	19.5%
Net income attributable to Amkor	$57	$33	$59
Earnings per diluted share	$0.24	$0.14	$0.25
EBITDA[1]	$235	$208	$251

1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

"Better than expected gross profit and EPS were driven primarily by improved operating leverage," said Megan Faust, Amkor’s CFO. "We also completed a debt refinancing which will generate annual interest savings of approximately $11 million."

Business Outlook

Fourth quarter 2018 outlook (unless otherwise noted):

•	Net sales of $1.02 billion to $1.10 billion

•	Gross margin of 13% to 15%

•	Net income of $5 million to $34 million, or $0.02 to $0.14 per diluted share

•	Full year capital expenditures of approximately $600 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 29, 2018, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 8196238). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Chris Chaney
Vice President, Investor Relations
480-786-7594
chris.chaney@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2018	Q2 2018	Q3 2017
Net Sales Data:
Net sales (in millions):
Advanced products*	$582	$496	$563
Mainstream products**	562	570	586
Total net sales	$1,144	$1,066	$1,149

Packaging services	84%	83%	82%
Test services	16%	17%	18%

Net sales from top ten customers	62%	65%	67%

End Market Data:
Communications (smartphones, tablets, handheld devices)	47%	42%	46%
Automotive, industrial and other (driver assist, infotainment, safety, performance)	25%	26%	24%
Computing (datacenter, infrastructure, PC/laptop, storage)	17%	19%	17%
Consumer (set-top boxes, televisions, connected home, personal electronics, visual imaging)	11%	13%	13%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	40.3%	38.9%	36.9%
Labor	15.1%	16.0%	15.1%
Other manufacturing	27.1%	29.2%	28.5%
Gross margin	17.5%	15.9%	19.5%

* Advanced products include flip chip and wafer-level processing and related test services
** Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q3 2018	Q2 2018	Q3 2017
	(in millions)
EBITDA Data:
Net income	$57	$33	$60
Plus: Interest expense	20	21	21
Plus: Income tax expense	14	11	21
Plus: Depreciation & amortization	144	143	149
EBITDA	$235	$208	$251

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017*	2018	2017*
	(In thousands, except per share data)
Net sales	$1,144,192	$1,148,884	$3,235,195	$3,056,553
Cost of sales	943,485	924,996	2,707,000	2,519,815
Gross profit	200,707	223,888	528,195	536,738
Selling, general and administrative	70,463	75,568	225,886	219,635
Research and development	37,541	42,841	119,546	128,690
Gain on sale of real estate	—	—	—	(108,109)
Total operating expenses	108,004	118,409	345,432	240,216
Operating income	92,703	105,479	182,763	296,522
Interest expense	19,770	20,321	60,908	63,733
Interest expense, related party	—	180	—	1,715
Other (income) expense, net	1,315	3,257	(6,254)	11,150
Total other expense, net	21,085	23,758	54,654	76,598
Income before taxes	71,618	81,721	128,109	219,924
Income tax expense	14,326	21,263	27,438	53,404
Net income	57,292	60,458	100,671	166,520
Net income attributable to non-controlling interests	(630)	(1,194)	(1,874)	(3,029)
Net income attributable to Amkor	$56,662	$59,264	$98,797	$163,491

Net income attributable to Amkor per common share:
Basic	$0.24	$0.25	$0.41	$0.68
Diluted	$0.24	$0.25	$0.41	$0.68

Shares used in computing per common share amounts:
Basic	239,370	239,068	239,312	238,873
Diluted	239,766	239,640	239,783	239,610

* Effective January 1, 2018, we adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the full retrospective transition method. The prior periods presented here have been revised to reflect this change.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$547,665	$596,364
Restricted cash	2,559	2,000
Accounts receivable, net of allowances	797,678	798,264
Inventories	228,108	213,649
Other current assets	35,226	33,727
Total current assets	1,611,236	1,644,004
Property, plant and equipment, net	2,714,084	2,695,065
Goodwill	24,813	25,036
Restricted cash	3,896	4,487
Other assets	141,440	139,796
Total assets	$4,495,469	$4,508,388
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$97,646	$123,848
Trade accounts payable	548,864	569,085
Capital expenditures payable	253,756	294,258
Accrued expenses	271,067	330,868
Total current liabilities	1,171,333	1,318,059
Long-term debt	1,267,992	1,240,581
Pension and severance obligations	179,900	182,216
Other non-current liabilities	54,403	47,823
Total liabilities	2,673,628	2,788,679

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	285
Additional paid-in capital	1,908,171	1,903,357
Retained earnings (accumulated deficit)	84,894	(13,903)
Accumulated other comprehensive income (loss)	19,729	22,519
Treasury stock	(216,135)	(215,982)
Total Amkor stockholders’ equity	1,796,944	1,696,276
Non-controlling interests in subsidiaries	24,897	23,433
Total equity	1,821,841	1,719,709
Total liabilities and equity	$4,495,469	$4,508,388

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$100,671	$166,520
Depreciation and amortization	429,181	435,667
Gain on sale of real estate	—	(108,109)
Other operating activities and non-cash items	(2,006)	(8,124)
Changes in assets and liabilities	(100,628)	(72,043)
Net cash provided by operating activities	427,218	413,911
Cash flows from investing activities:
Payments for property, plant and equipment	(478,036)	(413,974)
Proceeds from sale of property, plant and equipment	1,606	133,320
Acquisition of business, net of cash acquired	—	(43,771)
Other investing activities	3,160	(1,600)
Net cash used in investing activities	(473,270)	(326,025)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	75,000
Payments of revolving credit facilities	(75,000)	—
Proceeds from short-term debt	23,341	50,333
Payments of short-term debt	(35,125)	(52,068)
Proceeds from issuance of long-term debt	372,226	223,976
Payments of long-term debt	(279,697)	(398,755)
Payments of long-term debt, related party	—	(17,837)
Payment of deferred consideration for purchase of facility	—	(3,890)
Payments of capital lease obligations	(2,669)	(4,123)
Other financing activities	(2,482)	425
Net cash provided by (used in) financing activities	594	(126,939)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(3,273)	9,231
Net decrease in cash, cash equivalents and restricted cash	(48,731)	(29,822)
Cash, cash equivalents and restricted cash, beginning of period	602,851	555,495
Cash, cash equivalents and restricted cash, end of period	$554,120	$525,673

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the interest savings generated by a debt refinancing, and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
laws, rules, regulations and policies imposed by the U.S. or foreign governments in areas such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, privacy, labor, environmental, health and safety, and in particular the recent increase in protectionist measures considered or adopted by the U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer or government supported efforts to promote the development and growth of local competitors;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, interest rate fluctuations and other economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2017 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.